[LOGO] PHL Variable Insurance Company                            Other Insured Supplement
       PO Box 8027           For Overnight Delivery:  To be completed only if applying to
       Boston MA 02266-8027  30 Dan Road, Suite 8027             insure more than 2 lives
                             Canton MA 02021-2809

Section I - Proposed Insured Information

Name (First, Middle, Last)                                               Sex                Date of Birth (mm/dd/yyyy)
                                                                         [_] M [_] F

Birth State             Birth Country                      U.S. Citizen  Earned Income      Net Worth               Other Income

                                                           [_] Y [_] N   $                  $                       $

Social Security Number           Driver's License Number   State         Marital Status
                                                                         [_] Single [_] Married [_] Widowed [_] Divorced

Residence Street Address (include Apt #) City                            State    ZIP Code  Home Telephone #
                                                                                            (  )

Current Employer                         Years of Service  Current Occupation

Employer Street Address                  City                            State    ZIP Code  Employer's Telephone #
                                                                                            (  )

Have you used tobacco or nicotine products in any form in the last 10 years?
[_] Yes  [_] No

a. If "Yes", check the product(s) used: [_] Cigarettes [_] Cigars, Pipes, Snuff, Smokeless or Chewing Tobacco [_] Nicotine Patch, Gum, Lozenge or Other __________________________________________________________________

b. If "Yes", check where appropriate: [_] Use Currently [_] Date Quit (mm/yyyy)
   ______________

Section II - Plan of Insurance - Riders and Features

Phoenix Joint Edge VUL
Riders

  [_] Disability Benefit Rider (Disability Waiver of a Specified Amount) $___________________________________________

  [_]  Level Term Protection Rider (Individual Level Term Rider)
       $___________________________________________

  [_]  Other _______________________________________

Section III - Existing Life Insurance

Yes  No
[_] [_]  1. Are there any life insurance policies or annuity contracts, owned by, or on the life of, the applicant(s) or the insured(s) or the owner(s) or the annuitant?

[_] [_]  2. With this policy, do you plan to replace (in whole or in part) now or in the future any existing life insurance or annuity contract in force with this policy?

[_] [_]  3. Do you plan to utilize values from any existing life insurance policy or annuity contract (through loans, surrenders or otherwise) to pay any initial or subsequent premium(s) for this policy?

For all "Yes" answers above, please provide the following information. If no coverage in force, check here [_]

                      Issue Date
Company               (mm/yyyy)         Plan        Amount Pers/Bus  Replacing
--------------------  ----------        ----        ------ --------- ---------
                                                             Y  N      Y  N

                                                      $    [_]  [_]  [_]  [_]

                                                      $    [_]  [_]  [_]  [_]

                                                      $    [_]  [_]  [_]  [_]

                      Total Life Insurance in force   $

Section IV - Special Request





OL4313                             Page 1 of 3                             3-08

Section V - Proposed Insured's Medical Transfer Statement (Complete when submitting medical examination(s) of another insurance company.)

I request that the Company review and consider the exam conducted by the insurance company listed below in evaluating my application. I authorize the Company to receive and review such application(s), and authorize my producer, broker or other insurance company to provide such application to the Company.

1. Name of the insurance company for which examination(s) was made

2. Date of examination (mm/dd/yyyy)

3. To the best of your knowledge and belief are the statements in the examination true, accurate and complete as of today?
   [_] Yes [_] No If "No", please explain.

4. Have you consulted a licensed physician or other health care provider since the above examination? (If "Yes", complete Paramedical/Medical Part II)
   [_] Yes [_] No

Section VI - Additional Information (Give full details for all "Yes" answers below. If additional space is needed, Use Application Addendum Part II.)

[_] Yes [_] No  1.  Have you ever applied for life, accident, disability or health insurance and been declined, postponed, or been offered a policy differing in plan, amount or premium rate from the applied for? (If "Yes," give date, company and reason.)

                    Date (mm/dd/yyyy):    Company:              Reason:

[_] Yes [_] No  2.  Do you intend to travel or reside outside of the United
                    States or Canada? (If "Yes," state where, how long and purpose.)

                    Location City,        Purpose:              How Long: (Specify
                    Country:                                    weeks, months,
                                                                years)

[_] Yes [_] No  3.  Are you negotiating for other insurance? (If "Yes," name companies and total amount to be placed in force.)

                    Company(ies):         Total Amount to be
                                          placed in force:

[_] Yes [_] No  4.  Have you flown during the past 3 years as a pilot, student pilot or crew member or do you plan to do so? (If "Yes," complete Aviation Questionnaire.)

[_] Yes [_] No  5.  Have you participated in the past 3 years or plan to engage in any extreme sport activities such as motorized vehicle racing, parachute jumping, underwater diving, or any other extreme avocation? (If "Yes," complete Avocation
                    Questionnaire.)

[_] Yes [_] No  6.  Have you ever been convicted of a felony? (If "Yes," give details.)

                    Details:

[_] Yes [_] No  7.  Have you ever been convicted of driving under the influence of alcohol or drugs, or had your driver's license suspended or revoked, or had greater than 2 moving violations in the past 3 years? (If "Yes," give details.)

                    Details

Section VII - Authorization To Obtain Information

I authorize any licensed physician, health care practitioner, hospital, medical laboratory, clinic or other medically-related facility, insurance company or the Medical Information Bureau (MIB), having any records or knowledge of me or my health, to provide any such information to the PHL Variable Insurance Company its affiliated insurers or its reinsurers. The information requested may include information regarding diagnosis and treatment of physical or mental conditions, including consultations occurring after the date this authorization is signed. I authorize any of the above sources to release to the Phoenix or its reinsurers any of my information relating to alcohol use, drug use and mental health care.

Medical information will be used only for the purpose of risk evaluation and determining eligibility for benefits under any policies issued. The Phoenix may disclose information it has obtained to others as permitted or required by law, including the MIB, our reinsurers and other persons or entities performing business or legal services in connection with this application, any contract issued pursuant to it or in connection with the determination of eligibility for benefits under an existing policy. Information that is not personally identifiable may be used for insurance statistical studies.

To facilitate rapid submission of information, I authorize all of the above sources, except MIB, to give such records or knowledge to any agency employed by the Phoenix to collect and transmit such information.

I authorize consumer reporting agencies, insurance companies, motor vehicle departments, life expectancy providers, my attorneys, accountants and business associates and the MIB to provide any information to the Phoenix or its reinsurers that may affect my insurability. This may include information about my occupation, participation in hazardous activities, motor vehicle record, foreign travel, finances, and other insurance coverage in place.

I acknowledge that I have received a copy of the Notice of Information Practices, including information about Investigative Consumer Reports and the Medical Information Bureau. I authorize the preparation of an investigative consumer report. I understand that upon written request, I am entitled to receive a copy of the investigative consumer report.

This authorization shall continue to be valid for 30 months (24 months in Colorado, Iowa, Kansas, Kentucky, Oklahoma, West Virginia and Wyoming) from the date it is signed unless otherwise required by law. A photocopy of this signed authorization shall be as valid as the original. This authorization may be revoked by writing to the Company prior to the time the insurance coverage has been placed in force. I understand my authorized representative or I may receive a copy of this authorization on request.

[_] I do [_] I do not (check one) require that I be interviewed in connection with any investigative consumer report that may be prepared.

OL4313                             Page 2 of 3                             3-08

Section VIII - Signature

I have reviewed this application, and the statements made herein are those of the proposed insured and all such statements made by the proposed insured in
Part I or and in Part II of this application are full, complete, and true to the best knowledge and belief of the undersigned and have been correctly recorded.

I understand that 1) no statement made to, or information acquired by any Licensed Producer who takes this application, shall bind the Company unless stated in Part I and/or Part II of this application, (not applicable in ND and SD) and 2) the Licensed Producer has no authority to make, modify, alter or discharge any contract thereby applied for.

I understand and agree that the insurance applied for shall not take effect unless and until each of the following has occurred: 1) the policy has been issued by the Company; 2) the premium required for issuance of the policy has been paid in full during the lifetime of the insured; 3) all the representations made in the application remain true, complete and accurate as of the date the policy is delivered; 4) the Insured is alive when the policy is delivered, and 5) as of the date of delivery of the policy, there has been no change in the health of any proposed insured that would change the answers to any of the questions in the application.

I understand that if there is any change in my health or physical condition, or if I visit a physician or am hospitalized, subsequent to the date I complete the application or provide any information to be contained in the application, I will inform the Company as soon as possible.

Under penalty of perjury, I confirm that 1) the Social Security or Tax Identification Number shown is correct, and 2) that I am not subject to back-up withholding.


Proposed Insured's Signature   State Signed In  Witness Signature (Must be signed in     Date (mm/dd/yyyy)
                                                presence of Proposed Insured)

Owner's Signature (if other    State Signed In  Witness Signature (Must be signed in     Date (mm/dd/yyyy)
than Proposed Insured)                          presence of Owner)

Parent's Signature (for minor  State Signed In  Witness Signature (Must be signed in     Date (mm/dd/yyyy)
insured)                                        presence of Owner)

Any person who, with intent to defraud or knowing that he/she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may be guilty of insurance fraud as determined by a court of competent jurisdiction. (Not applicable in AR, DC, FL, LA, ME, MA, NJ, NM, NY, OH, OR, PA, TX, VA and WA).

In AR and LA any person who knowingly presents a false or fraudulent claim for payments of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

In DC, WARNING: IT IS A CRIME TO PROVIDE FALSE OR MISLEADING INFORMATION TO AN INSURER FOR THE PURPOSE OF DEFRAUDING THE INSURER OR ANY OTHER PERSON, PENALTIES INCLUDE IMPRISONMENT AND/OR FINES. IN ADDITION, ANY INSURER MAY DENY INSURANCE BENEFITS IF FALSE INFORMATION MATERIALLY RELATED TO A CLAIM WAS PROVIDED BY THE APPLICANT.

In OH, any person who, with intent to defraud or knowing that he/she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

The Producer hereby confirms he/she has truly and accurately recorded on the application the information supplied by the Proposed Insured; and that he/she is qualified and authorized to discuss the contract herein applied for.


Licensed Producer's Name                          Licensed Producer's Email Address
(Print First, Middle, Last)

Licensed Producer's Signature  Date (mm/dd/yyyy)  Licensed Producer's I.D. #  Licensed Producer's Telephone #
                                                                              (    )

OL4313                             Page 3 of 3                             3-08